Exhibit 16
                                                       ----------




July 9, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 28, 2002, of Temtex
Industries, Inc. and are in agreement with the statements contained in Items 4(a)(i), 4(a)(ii), 4(iv) and 4(a)(v) therein.
We have no basis to agree or disagree with other statements of the registrant contained therein.



                              Sincerely,


 					/s/  ERNST & YOUNG LLP